As filed with the Securities and Exchange Commission on August 25, 2016

Registration No. 333-207552

UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRAQER CORP.

(Exact name of registrant in its charter)

Nevada	7372	47-3567136
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

910 Sylvan Avenue, Suite 150

Englewood Cliffs, NJ 07632

Tel.: (201) 567-6011

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Bess Audrey Lipschutz

910 Sylvan Avenue, Suite 150

Englewood Cliffs, NJ 07632

Tel.: (201) 567-6011

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share	761,500	$0.01	$7,615.00	$0.77

(1)	Represents an aggregate of (i) 761,500 shares of common stock being registered for resale on behalf of the selling stockholders of such securities and (ii) pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of common stock that are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions affecting the shares of the selling stockholder.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to some of our shareholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Markets at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

(3)	Fee paid in connection with the registrant’s Form S-1 filed with the Securities and Exchange Commission on March 29, 2016.

Traqer Corp. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 to Form S-1 relates solely to the sale by selling stockholders of up to 761,500 shares of common stock to be issued which were previously registered under the registration statement on Form S-1 (Registration No. 333-207552) of the registrant declared effective on February 12, 2016 by the Securities and Exchange Commission. This Post–Effective Amendment No. 1 to Form S-1 is being filed to update the corporate disclosures, the legal opinion, and to include the financial statements for the three month and nine month period ended May 31, 2016 (unaudited). All filing fees payable in connection with the registration of these securities were previously paid by the registrant at the time of filing the original registration statement on Form S-1.

The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and Traqer Corp. and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

Preliminary Prospectus	Subject to completion, dated August ____, 2016

TRAQER CORP.

761,500 SHARES OF COMMON STOCK

This prospectus relates to 761,500 shares of common stock of Traqer Corp. which may be offered by the selling stockholders for their own account.  The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

The shares of common stock being offered by the selling shareholders pursuant to this prospectus are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus has been prepared for the purpose of registering these shares of common stock under the Securities Act to allow for a sale by the selling stockholders to the public without restriction. Each of the selling stockholders and the participating brokers or dealers may be deemed to be an “underwriter” within the meaning of the Securities Act, in which event any profit on the sale of shares by such selling stockholder, and any commissions or discounts received by the brokers or dealers, may be deemed to be underwriting compensation under the Securities Act.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  The common stock being registered in this Registration Statement may be sold by selling security holders at a fixed price of $0.01 per share until our common stock is quoted on the OTC Markets (“OTC Markets”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

As of August 31, 2015, our independent auditor has issued an opinion that raises substantial doubt about the Company’s ability to continue as a going concern based upon the lack of revenue and the losses that have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products, which included the general and administrative expenses associated with its organization and product development.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: August ___, 2016

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission for the selling stockholders referred to in this prospectus. Under the registration statement, once effective, the selling stockholders may offer and sell from time to time up to 761,500 shares of our common stock. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the Securities and Exchange Commission includes exhibits that provide more details about the matters discussed in this prospectus.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this document, regardless of the time of delivery of this prospectus or the time of issuance or sale of any securities. Our business, financial condition, results of operations and prospects may have changed since that date. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus entitled “Where You Can Find More Information.”

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the Company’s individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the Company and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Traqer” “Company,” “we,” “us” and “our” refer to Traqer Corp.

Overview

Traqer Corp. (the “Company”) was formed on April 4, 2014 in the state of Nevada. The Company is a provider of a cloud-based, volunteer tracking software solution aimed for organizations, non-profits and corporations. Our future software will track employees and volunteers’ time specifically for time spent on volunteer activities. We plan to use innovative technologies and scalable platforms to give us the ability to offer a comprehensive solution to large and medium size organizations. Our future Software-as-a-Service, or SaaS, platform will enable organizations to customize the activities and rewards available to their employees and volunteers. The software will be available on multiple devices including desktop computers, tablet computers and cell phones. The software is currently under development and is not ready for market at the present time.

The Company has not generated any revenue to date and we currently do not have any customers. The Company’s officers have historically provided funding for operations and absent further outside investments, will, at the sole discretion of the officers of the Company, continue to do so for the next (12) months. The officers of the Company are not under any obligation to fund any amounts due under our agreement with Front Runner, LTD.

Where You Can Find Us

Our principal executive office is located at 910 Sylvan Avenue, Suite 150, Englewood Cliffs, New Jersey 07632. Our telephone number is (201) 567-6011. Our website is http://www.traqercorp.com

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Exchange Act.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates. Our election to use the extended transition period provided above is irrevocable.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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The Offering

Common stock offered by selling security	761,500 shares of common stock. This number represents 13.21 % of our current outstanding common stock (1).

Common stock outstanding before the offering	5,761,500 common shares as of August 23, 2016

Common stock outstanding after the offering	5,761,500 common shares as of August 23, 2016

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.01 per share until our common stock is quoted on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market	There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Markets. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 7.

(1)	Based on 5,761,500 shares of common stock outstanding as of August 23, 2016

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RISK FACTORS

The Shares are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in our securities. You should carefully consider the risks described below and the other information in this Memorandum before investing in our Shares. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.

Risks Relating to Our Business and Industry

Our ability to continue as a going concern

As of May 31, 2016, the Company had a working capital deficit of $18,081, an accumulated deficit of $132,135 and had not earned any revenues to cover its operating costs.  Due to the early-stage nature of the Company, the Company expects to incur additional losses in the immediate future. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company’s Officers have historically provided funding for operations until the Company raises sufficient capital to provide for the first-year operating expenses and will continue, at their sole discretion, to do so for the next (12) months.

We are an early stage company and this makes it difficult to evaluate our business and future prospects.

For financial accounting purposes, our Company is in its early-stage so its operations will be subject to all risks inherent in the establishment of a new business. Included in these risks are our limited capital, corporate infrastructure and marketing arrangements. Our management team is experienced but new to its intended field and well supported by industry experts and consultants. Our Company’s total service lines have had no commercial exposure or sales. The likelihood that we will succeed must be considered in light of the problems, expenses, and delays frequently encountered in connection with the development of new businesses.

We may fail to continue to attract, develop and retain key management, which could negatively impact our operating results.

We depend on the performance of our executive officers Bess Audrey Lipschutz and Shlomit Frommer. The loss of our senior management could negatively impact our operating results and our ability to execute our business strategy. We do not have “key person” life insurance policies on any of our employees.

Our future success depends on our ability to attract, retain and motivate highly skilled employees. Additionally, we depend on our ability to train and develop skilled sales people and an inability to do so would significantly harm our growth prospects and operating performance.

Our business may suffer if we are not successful in ability to upgrade and stay compatible with the rapidly changing browser technologies.

The sale of our product is dependent on the ability to market it online and its compatibility with browsers, both on the internet and on all mobile devices. Browsers and mobile devices continue to evolve and change according to the demands of the users. Our future success in addressing the needs of our potential customers will depend, in part, on our ability to timely and cost-effectively:

o	respond to emerging industry standards and other technological changes;
o	develop our internal technical capabilities and expertise;
o	broaden our service offerings; and
o	adapt our services to new technologies as they emerge.

Our failure in any of these areas could harm our business.

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The Company may not have sufficient funds to fulfill our obligations under our agreement with Front Runner.

On December 15, 2015, the Company engaged Front Runner, Ltd. which specializes in online platforms and mobile applications to complete the back-end and reporting aspects of the SaaS software. This is technology needed to finalize the software and we expect the process to be complete within twelve (12) months. The Company will pay Front Runner, Ltd. total project fees of $120,000.  An initial non-refundable deposit of $10,000 was paid upon execution of the agreement, $10,000 to be paid upon the execution of each of ten (10) milestones, with the remaining $10,000 balance to be paid upon final sign-off.

Unless we raise additional funds, either through the sale of equity securities or one or more collaborative arrangements, we may not have sufficient funds to fulfill our obligations under this agreement.

We are an ‘emerging growth company” and any decision on our part to comply only with certain reduced disclosure requirements applicable to ‘emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

The JOBS Act allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies.

Since we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We do not expect our existing cash or cash equivalents to be sufficient to fund operations for the next twelve (12) months. We expect we will need to obtain funds from additional financing or other sources for our business activities. If we do not receive these funds, we would need to reduce, delay or eliminate some of our expenditures.

We have a history of no revenues, have incurred losses, expect continued losses and may never achieve profitability. If we continue to incur losses, we may have to curtail our operations, which may prevent us from successfully deploying our products and operating and expanding our business.

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As of May 31, 2016, the Company had a working capital deficit of $18,081, an accumulated deficit of $132,135 and had not earned any revenues to cover its operating costs.   We cannot predict when we will become profitable or if we ever will become profitable. We may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully implementing our business plan.

Our losses have resulted principally from costs incurred in connection with our administrative activities. We expect our operating expenses to dramatically increase as a result of our planned production and sale of Traqer software. Since we have no significant operating history, we cannot assure you that our business will ever become profitable or that we will ever generate sufficient revenues to meet our expenses and support our planned activities. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

Without substantial additional financing, we may be unable to achieve the objectives of our current business strategy, which could force us to delay, curtail or eliminate our product and service development programs thereby adversely affecting our operations and the price of our common stock.

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We have been, and currently are, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future. Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows. In addition, our senior secured convertible debentures contain covenants that include restrictions on our ability to pay dividends on our common stock.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts and adversely affect the price of our common stock.

We have very limited operating experience; therefore, regardless of the viability or market acceptance of our products, we may be unable to achieve profitability or realize our other business goals.

Our success will depend in large part on our ability to address problems, expenses and delays frequently associated with bringing a new product to market. We may not be able to successfully sell our product even if our software proves to be a viable solution and achieve market acceptance. Consequently, we may be unable to achieve profitability or realize our other business goals.

We are targeting an evolving market and we cannot be certain that our business strategy will be successful.

The market for subscription based volunteer management software is rapidly evolving. We cannot accurately predict the size of this market or its potential growth. Our future product represents only one of the possible solutions for volunteer activity tracking. The evolving nature of the market that we intend to target makes an accurate evaluation of our business prospects and the formulation of a viable business strategy very difficult. Thus, our business strategy may be faulty or even obsolete and as a result, we may not properly plan for or address many obstacles to success, including the following:

•	the timing and necessity of substantial expenditures for the development, production and sale of our products;

•	the emergence of newer, more competitive technologies and products and the future cost of the components used in our systems;

•	applicable regulatory requirements;

•	the reluctance of potential customers to consider new technologies;

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•	the failure to strategically position ourselves in relation to joint venture or strategic partners, and potential and actual competitors;

•	the failure of our products to satisfy the needs of the markets that we intend to target and the resulting lack of widespread or adequate acceptance of our products; and

•	the difficulties in managing rapid growth of operations and personnel.

The industry within which we compete is highly competitive. Many of our competitors have greater financial and other resources and greater name recognition than we do and one or more of these competitors could use their greater financial and other resources or greater name recognition to gain market share at our expense.

The industry within which we compete is highly competitive. New developments in technology may negatively affect the development or sale our product or make our product uncompetitive or obsolete. Competition for our product may come from current HR software, improvements to volunteer tracking systems and new technologies. Our target market is currently serviced by existing software companies with existing customers and companies using proven and accepted volunteer tracking software. As a result, our competitors may be able to compete more aggressively and sustain that competition over a larger period of time than we could. Each of these competitors has the potential to capture market share in various markets, which could have a material adverse effect on our position in the industry and our financial results.

Significant adverse impact to our capital reserve of any liable uninsured claim

We do not have any insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

Software within the industry in which we operate are subject to rapid technological changes. If we fail to accurately anticipate and adapt to these changes, the product we sell will become obsolete, causing a decline in our sales and profitability.

The industry within which we compete is subject to rapid technological change and frequent new product introductions and enhancements which often cause product obsolescence. We believe that our future success depends on our ability to continue to enhance our existing product and technologies, and to develop in a timely manner new enhancements and products with improved technologies. We may incur substantial unanticipated costs to ensure product functionality, compatibility and reliability early in its product life cycles. If we are not successful in the introduction of new software and development, in a timely manner, of new upgrades or enhancements to our existing product and technologies that satisfy potential customer needs and achieve market acceptance, our sales and profitability will decline.

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Our failure to manage our growth effectively could prevent us from achieving our goals.

Our strategy envisions a period of growth that may impose a significant burden on our administrative, financial and operational resources. The growth of our business will require significant investments of capital and management’s close attention. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, engineers and other personnel. We may be unable to do so. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with our capital investments. If we are unable to successfully manage our growth, we may be unable to achieve our goals.

Compliance with regulations governing public company corporate governance and reporting is uncertain and expensive. Recent changes in our business are likely to increase our compliance costs and the amount of management time required.

After becoming a public company, we will be required to file with the SEC annual and quarterly information and other reports that are specified in Section 13 of the Securities Exchange Act of 1934, as amended, ("the Exchange Act"). We have incurred and will continue to incur significant legal, accounting, and other expenses that private companies do not incur. We incur costs associated with our public company reporting requirements and with corporate governance and disclosure requirements, including requirements under the Sarbanes-Oxley Act of 2002 (or Sarbanes-Oxley) and rules implemented by the SEC and the Financial Industry Regulatory Authority. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly. We anticipate the additional costs to be approximately $25,000 per year at our current level of business.

Our Articles of Incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of their fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Conflicts of interest may arise from other business activities of our officers and directors.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Risks Related to our Common Stock

Our shares of common stock are not registered under the Exchange Act and as a result we have limited reporting duties which could make our common stock less attractive to investors.

Our shares of common stock are not registered under the Exchange Act of 1934, as amended. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject the reporting requirements of Section 13(a) of the Exchange Act or Section 16 of the Exchange Act. In addition, our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. We do not intend to register our shares of common stock under the Exchange Act for the foreseeable future, provided that, we will register our shares of common stock under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the Registration Statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our shares of common stock are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our shares of common stock are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding shares of common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of shares of common stock and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) Registration Statement, and periodic reports we file thereunder. Furthermore, so long as our shares of common stock are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

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Because our common stock is not registered under the Securities Act of 1934, as amended, our reporting obligations under Section 13(A) and Section 15(D) of the Securities Exchange Act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act).   As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 13(a) and Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Any issuance of shares of our common stock or senior securities in the future could have a dilutive effect on the value of our existing stockholders’ shares.

If we raise additional funds through the issuance of equity securities or debt convertible into equity securities, the percentage of stock ownership by our existing stockholders would be reduced. In addition, such securities could have rights, preferences, and privileges senior to those of our current stockholders, which could substantially decrease the value of our securities owned by them. Depending on the share price we are able to obtain, we may have to sell a significant number of shares in order to raise the necessary amount of capital. Our stockholders may experience dilution in the value of their shares as a result.

Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock and impair our ability to raise capital.

Future sales of substantial amounts of our shares, or the appearance that a large number of our shares are available for sale, could adversely affect the prices prevailing and could impair our ability to raise capital through the sale of our securities.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell your shares.

Secondary trading in common stock registered for re-sale will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

If the estimates that we make, or the assumptions upon which we rely, in preparing our financial statements prove inaccurate, our future financial results may vary from expectations. Failure to meet expectations may decrease the price of our securities

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, stockholders’ equity, revenues and expenses, the amounts of charges accrued by us and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual performance may be higher or lower than our estimates for a variety of reasons, including unanticipated competition, regulatory actions or changes in one or more of our contractual relationships. We cannot assure you, therefore, that any of our estimates, or the assumptions underlying them, will be correct.

If significant business or product announcements by us or our competitors cause fluctuations in our stock price, an investment in our stock may suffer a decline in value.

The market price of our common stock may be subject to substantial volatility as a result of announcements by us or other companies in our industry, including our collaborators and competitors. Announcements that may subject the price of our common stock to substantial volatility include announcements regarding:

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●	our operating results, including the amount and timing of revenue generation; and

●	significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors.

As a result, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as any indication of future performance. Due to all of the foregoing factors, it may be that in some future year or quarter our operating results will be below the expectations of public market analysts and investors. In that event, the price of our common stock would likely be materially adversely affected.

There is no assurance of a public market or that our common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading marketing for our common stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

Securities analysts may not initiate coverage of our shares or may issue negative reports, which may adversely affect the trading price of the shares.

We cannot assure you that securities analysts will cover our company. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of our shares. The trading market for our shares will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades our shares, the trading price of our shares may decline. If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of our shares to decline. Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our shares.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have not declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

The offering price of the common stock was determined based on the price of our private offering, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.01 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Our common stock is considered a “penny stock”, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, and Regulation S promulgated under the Securities Act.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

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SELLING SECURITY HOLDERS

The common shares being offered for resale by the selling security holders consist of 761,500 shares of our common stock held by 31 shareholders.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 23, 2016 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

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Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned after Offering
Elad Menachem	20,700	20,700	0	0%
Shmuel Levinson	22,500	22,500	0	0%
Menachem Mendel Turnheim	25,500	25,500	0	0%
Levi Salomon	23,500	23,500	0	0%
Menachem Noyoman	30,000	30,000	0	0%
Amichal Klein	20,800	20,800	0	0%
Shneor Zalman Feldman	22,100	22,100	0	0%
Yosef Yitzchok Noyman	26,000	26,000	0	0%
Shlomo Rozenblat	27,000	27,000	0	0%
Eleizer Percia	25,100	25,100	0	0%
Nehemia Shmerling	20,000	20,000	0	0%
Itzhak Lepkivker	23,000	23,000	0	0%
Chaim Ochayon	26,000	26,000	0	0%
Shabtay Fischer	22,000	22,000	0	0%
Yosef Leviov	23,000	23,000	0	0%
Refael Lerer	30,000	30.000	0	0%
Israel Mifei	28,200	28,200	0	0%
Arie Greenberg	30,000	30,000	0	0%
Greenwald Israel	21,000	21,000	0	0%
Aron Ben Zion Yeruslavski	26,000	26,000	0	0%
Avinoam Nisim Taizi	24,800	24,800	0	0%
Yitzhak Frommer	25,000	25,000	0	0%
Moshe Elbom	20,800	20,800	0	0%
Chananel Afik	23,500	23,500	0	0%
Menachem Lasker	26,000	26,000	0	0%
Israel Dobrushin	29,000	29,000	0	0%
Dvora Frommer	29,000	29,000	0	0%
Manachem Frommer	27,000	27,000	0	0%
Shaul Fradkin	21,500	21,500	0	0%
Rachel Amar	20,500	20,500	0	0%
Moshe Bardugo	22,000	22,000	0	0%

TOTAL	761,500	761,500	0	0%

(1) The shares of common stock being offered for resale by the selling security holders were sold in a private offering pursuant to Regulation D Rule 506 as well as Regulation S sold through August 31, 2015 to 31 investors at an offering price of $0.01 per share (the “Private Offering”) for an aggregate offering price of $7,615.

(2) Based upon the total outstanding shares of 5,761,500 as of August 23, 2016. For purposes of computing the percentage of outstanding shares of our common stock held by each group of persons named above, any shares that such person or persons has the right to require within 60 days is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise defined above, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

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-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

-	are broker-dealers or affiliated with broker-dealers.

There are no agreements between the Company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Markets, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.01until a market develops for the stock.

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Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $40,098.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized share capital consists of 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, both at par value $0.001 per share.  As of August 23, 2016, 5,761,500 shares of our Common Stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

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Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Stock Transfer Agent

The transfer agent for the company is VStock Transfer, LLC, located in Woodmere, NY.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Lucosky Brookman LLP will render a legal opinion as to the validity of the shares of the common stock to be registered hereby.

The financial statements for the year ended August 31, 2015 and the period April 4, 2014 (inception) to August 31, 2014 included in this prospectus and the Registration Statement have been audited by GBH CPAs, PC of 6002 Rogerdale Road, Suite 500, Houston, Texas 77072, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCRIPTION OF BUSINESS

Overview

We were incorporated on April 4, 2014 under the laws of the state of Nevada. We are a future provider of a cloud-based, volunteer tracking software solution aimed for organizations, non-profits and corporations. Our software will track employees and volunteers’ time specifically for time spent on volunteer activities. We will use innovative technologies and scalable platforms to give us the ability to offer a comprehensive solution to large and medium size organizations. Our Software-as-a-Service, or SaaS, platform will enable organizations to customize the activities and rewards available to their employees and volunteers. The software will be available on multiple devices including desktop computers, tablet computers and cell phones.

Our volunteer tracking software will be ready to be re-branded (white label) by organizations for their users. The users will have access on to the system on multiple digital platforms from any internet enabled location. By adapting the SaaS model we will offer our potential clients ease and speed of deployment, lower cost of ownership and the ability to grow and upgrade easily. Our cloud based platform will also allow for easy scalability. Our solution facilitates the ability for the organization to show recognition and to award their employees/volunteers with points that can be redeemed for prizes. The awards and point values are totally customizable by the client.

Through our SaaS platform, our clients will benefit from a low cost of ownership, shorter implementation cycle and access to the latest version of our software. Additionally, our volunteer tracking solution will have intuitive web and mobile-based user interfaces that are easy for employees/volunteers to use across devices and environments. The easy new client signup and setup model and client-specific branding can lead to viral and organic adoption and our SaaS platform scales to support large, global implementations.

In the past 18 months the company founders worked on the detail design of the SaaS software. We currently have:

•	User interface design (look and feel) for a web version of the system,
•	User interface design (look and feel) of a mobile version of our software for Apple iOS

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•	User interface design (look and feel) of a mobile version of our software for Android devices
•	Detailed database schema design
•	Detailed data dictionary for each data element
•	Application screen flow for volunteers
•	Application screen flow for facility administrator

On December 15, 2015, the Company engaged Front Runner, Ltd. which specializes in online platforms and mobile applications to complete the back-end and reporting aspects of the SaaS software. This is technology needed to finalize the software and we expect the process to be complete within twelve (12) months. The Company will pay Front Runner, Ltd. total project fees of $120,000.  An initial non-refundable deposit of $10,000 was paid upon execution of the agreement, $10,000 to be paid upon the execution of each of ten (10) milestones, with the remaining $10,000 balance to be paid upon final sign-off.

As of June, 2016, Front Runner delivered the scheduled milestones ahead of schedule. We now have an initial version of the software and we decided to move up the marketing plan a couple of months. We are in advanced discussions with a couple of beta sites that can test the software in a real environment. We expect to have a few beta sites live by the fourth quarter of 2016.

The Company was invited in June to present in an international expo of Friendship Circle (“FC”) organizations. We presented a preview of the software and received valuable feedback from the heads of a number of FC chapters.

We also created a basic corporate website at traqercorp.com. The website will be enhanced when SaaS product is ready to be marketed.

We are currently a startup company. Since inception, our operations are limited to forming the Company, raising capital resources, and actively developing the first version of our product. We have not generated any revenues to date. We do not currently engage in any business activities that provide cash flow. As of May 31, 2016, we have $1,278 cash at hand. We require additional capital to implement our business and fund our operations.

Our principal executive office is located at 910 Sylvan Avenue, Suite 150, Englewood Cliffs, New Jersey, 07632 and our telephone number is 201-567-6011.

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Target Market

We primarily focus on not-for-profit organizations that run volunteer programs, ideally, larger organizations with a national presence and multiple chapters. The low cost of the product per chapter makes it attractive to such organizations to enroll. A secondary market is large businesses that offer volunteering opportunities to their employees for some recognition or gain. Those companies usually track the volunteering activities on spreadsheets or as part of their HR system. However, most HR systems do not have proper support for these activities especially not for self-reported activities. Management believes the Traqer system will be a good solution for both target markets.

Marketing and Sales

We will sell our Volunteer management SaaS solution through inside sales personnel based in the United States.  In addition, we plan to market our products using modern online marketing methods including display ads, search engine marketing, social media and target influencers such as celebrities and sports personalities. In additional, the online marketing efforts will target online sales through lead generation and social marketing. Marketing includes use of our corporate website to provide product and company information. Future efforts to begin a mailing campaign and social networking blogging are planned.

Strategic Alliances

A classic strategic alliance can be formed with the Friendship Circle organization who advised us unofficially during the design of the product. Their extensive experience with such tracking systems and their shortcomings dictated much of our initial feature list. The Friendship Circle is an international organization with over 79 chapters nationwide and over 11,000 volunteers. In June 2016, we presented our solution at the Friendship Circle International Expo.

Services Pricing

We plan to price the product on a sliding scale from $49 per user to $495 per user. The future plan is to develop additional premium modules which will be priced separately. We will also negotiate special pricing with large organizations for unlimited use of the product for a fixed sum of money annually. Special pricing will be offered to beta sites and early adopters.

Competition

There are a number of companies competing in this space. Below is a list of companies with the description of their product.

Volgistics	Manage client’s volunteer database from any computer; in the office, at home or on the road. Allow volunteers to fill out applications, submit their schedule preferences and even self-schedule, all from the comfort of home. No start-up costs, licensing, or additional fees for support or upgrades. Simply pay a low monthly fee with no long term contract.

NationBuilder	Community building and volunteer management software starting at $19 per month. Includes website builder with free themes and page templates, dynamic volunteer database, online fundraising and donor management, and email blasting. Bring community to life with NationBuilder Match and automatically match client’s email list to Facebook, Twitter, LinkedIn, and Klout. Built for nonprofits, charities, advocacy groups, membership organizations, and small businesses.

Regpack	Regpack is an online volunteer solution that includes registration, scheduling, and volunteer management. Get volunteers automatically scheduled with a unique tool that does the work for the business. Used by hundreds including Goodwill, Habitat, and Stanford University. Regpack is special in that it works according to client’s process and does not demand client to alter based on it.

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NewOrg Management System	Complete integrated data management system for all sizes of non-profits. Cloud based NewOrg manages Clients & Programs, Services, Donors, Volunteers & Scheduling, Mass Email, Web Content, Event Calendars & Payment Processing, and more with extensive customizable reporting in all areas. Improve efficiency and transparency while reducing staff inefficiency and reporting overhead and errors. A single integrated system for all of organization's data management and reporting.

DonorSnap	DonorSnap is an easy to use online donor/membership management system. Features include tracking for donations, pledges, and interactions; unlimited user defined fields; Excel import/export; and online forms/donations.

We plan to compete with the competitors by concentrating on ease of use on mobile devices. Currently, each of the competitors requires some form of desktop installation because not all functions are available on their mobile compatible application. Many do not have mobile apps altogether, and those that do only mobile apps for the volunteers, and not the admin and executives. We will also integrate with most popular social media sites for ease sharing and to help create buzz.

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Intellectual Property

Our volunteer management system software has not been registered with the U.S. Patent and Trademark Office.

Employees and Employment Agreements

We have no full-time employees. Our officers devote 15 - 20 hours a week to the operations of the business. Currently we use outside services for all the necessary work related to software development, customer service, sales and marketing.

The Company entered into an employment agreement dated August 1, 2016 with Bess Audrey Lipschutz, our current Chief Executive Officer. Pursuant to the agreement, Ms. Lipschutz will continue to be employed as Chief Executive Officer of the Company. The term of the agreement is one year., Ms. Lipschutz will be entitled to a base salary at the annualized rate of $30,000. Ms. Lipschutz may be terminated for “cause” as defined in the agreement, and is subject to confidentiality restrictions.

The Company entered into an employment agreement dated August 1, 2016 with Shlomit Chaya Frommer, our current Chief Financial Officer. Pursuant to the agreement, Ms. Frommer will continue to be employed as the Chief Financial Officer of the Company. The term of the agreement is one year. Ms. Frommer will be entitled to a base salary at the annualized rate of $20,000. Ms. Frommer may be terminated for “cause” as defined in the agreement, and is subject to confidentiality restrictions.

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Corporation Information

Our principal executive office is located at 910 Sylvan Avenue, Suite 150, Englewood Cliffs, New Jersey, 07632 and our telephone number is 201-567-6011.

Other Information

News and information about Traqer Corp. is available on and/or may be accessed through our website, https://www.traqercorp.com. In addition to news and other information about our company, we have provided access through this site to our filings with the SEC as soon as reasonably practicable after we file or furnish them electronically. Information on our website does not constitute part of and is not incorporated by reference into this registration statement or any other report we file or furnish with the SEC. You may also read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 910 Sylvan Avenue, Suite 150, Englewood Cliffs, New Jersey, 07632 and our telephone number is 201-567-6011. We believe our facilities are adequate for our current needs. Once our product is developed and marketed we will consider leasing office space.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which Traqer is a party or in which any director, officer, or affiliate of Traqer, or any owner of record or beneficially of more than 5% of any class of voting securities of Traqer, or any other security holder is a party adverse to Traqer or has a material interest adverse to Traqer. Traqer’s property is not the subject of any pending legal proceedings. From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may harm our business. The Company is not currently involved in any pending litigation matters, and we are not aware of any potential claims that we believe may have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Markets upon the effectiveness of the Registration Statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Markets or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this Registration Statement, we had 33 holders of our common stock.

Rule 144 Shares

As of the date of this Registration Statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following discussion is intended to assist you in understanding our business and results of operations together with the Company’s present financial condition. This section should be read in conjunction with our historical combined and consolidated financial data included elsewhere in this Registration Statement. Statements in the Company’s discussion may be forward-looking statements. These forward-looking statements involve risks and uncertainties. The Company cautions that a number of factors could cause future production, revenues and expenses to differ materially from our expectations. Please see “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We were incorporated on April 4, 2014 under the laws of the state of Nevada. We are a provider of a cloud-based, volunteer tracking software solution aimed for organizations, non-profits and corporations.

Plan of Operation

We are currently a start-up company. We have not formed any material relationship or entered into any agreement with not-for-profit organizations or companies with volunteering programs. Since inception, our operations are limited to forming the Company and raising capital resource. We have not generated any revenues to date. We do not currently engage in any business activities that provide cash flow.

During the next twelve months, we intend to take the following steps in connection with the development of our business and the implementation of our plan of operations:

•	Complete the development of the product, back-end and reporting engine. For this purpose, we engaged a software development company which specialized in online platforms and mobile apps. As of June 2016 the development company delivered all scheduled milestones.

•	Prepare and execute an ongoing marketing plan to attract new clients.

•	Website – We have established a core website and have plans to upgrade which will feature the product and allow potential customers to sign up online. The domain name of the new site is www.traqercorp.com. We built the first version of our website and will allocate an additional $2,500 for further enhance the website. The current site was developed by our own Bess Lipschutz.

•	Search Optimization, investment will be a vigorous pursuit of search engine optimization (SEO). We will optimize our website (traqercorp.com) for priority search engine placement and by continuing to work to optimize the site, and increasing the number of links to the site, we believe we can receive improved search results and search engine saturation, which in turn directs more potential to the website.

•	Social Media - We expect to build a robust social media following through development of new content and advertising. By increasing our following and providing relevant and original content, we will attract potential clients, and build our credibility for potential clients.

•	We project that these online campaigns, creating our website and advertising our social media presence, will cost approximately $6,000. We plan to build the site in Q4 of 2015 and start the social network campaign in Q1 2016.

•	While online marketing is expected to attract new clients, we are well-aware that our business is based primarily on relationship building and developing trust with potential clients. As such, we are budgeting $4,000 for the next 5 months to reach out to potential clients. After 5 months, we will revisit the success of these efforts and work to maximize our spending.

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•	Build a talent base in order to execute our projects.

•	We will work to build a team of 10 volunteers, who we will be able to call not-for-profit organizations and spread the word on our product. Since the product is serving volunteer organizations we believe we can get cooperation from new clients for volunteers in exchange for services. We have already received an agreement in principle from our future partner Friendship Circle to spread the word to some 75 chapters of Friendship Circle.

•	In addition, we plan to reach out to 9 charitable organizations in the New Jersey and New York communities and provide them with free 30 days’ usage of the system.

Our increased marketing, staffing and other needs will require us to raise more funds from the public markets via the sale of additional shares after we go public. If we are unable to raise the necessary funds to execute this phase of our plan of operations, we may have to scale back on our plan.

All of the sources of our cash to date have been provided by the principal shareholders of the company who plan to support our operations until we raise additional funds in the future. The only professional fees we have incurred to date and intend to incur for the foreseeable future are for our attorneys and accountants.

On December 15, 2015, the Company engaged Front Runner, Ltd. which specializes in online platforms and mobile applications to complete the back-end and reporting aspects of the SaaS software. This is technology needed to finalize the software and we expect the process to be complete within twelve (12) months. The Company will pay Front Runner, Ltd. total project fees of $120,000, which is the cost expected to be incurred in connection with the development agreement with Front Runner LTD.  An initial non-refundable deposit of $10,000 was paid upon execution of the agreement, $10,000 to be paid upon the execution of each of ten (10) milestones, with the remaining $10,000 balance to be paid upon final sign-off.

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Results of Operations:

For the year ended August 31, 2015 and for the period from April 4, 2014 (Inception) to August 31, 2014

	Year Ended August 31, 2015	For the Period From April 4, 2014 (Inception) to August 31, 2014
General and administrative	$135	$5,000
Professional fees	3,000	5,589
Total operating expenses	3,135	10,589
Gain on foreign currency transactions	177	—
Net loss	$(2,958)	$(10,589)

Operating Expenses

We incurred total operating expenses of $3,135 and $10,589 for the year ended August 31, 2015 and for the period from April 4, 2014 (Inception) to August 31, 2014, respectively. The decrease of $7,454 from the prior year was primarily due to stock-based compensation related to founder shares issued to officers of $5,000 in the prior period and a reduction of professional fees in connection with the business development in the current year.

Net Loss

During the year ended August 31, 2015 and for the period from April 4, 2014 (Inception) to August 31, 2014, we incurred a net loss of $2,958 and $10,589 respectively. The decrease of $7,631 in net loss over the prior year was primarily due to stock-based compensation related to founder shares issued to officers of $5,000 in the prior period and a reduction of professional fees in connection with the business development in the current year.

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For the Three Months Ended May 31, 2016 as compared to the Three Months Ended May 31, 2015

Revenues

We are still an early stage company and have not generated any revenues.

Operating Expenses

We incurred total operating expenses of $60,968 and $1,776 for the three months ended May 31, 2016 and 2015, respectively. For the three months ended May 31, 2016, $30,000 of these expenses were for software development costs to a related party. The remainder of general and administrative expenses are primarily for professional fees associated with public company reporting expenses.

Net Loss

During the three months ended May 31, 2016 and 2015, we incurred a net loss of $60,968 and $1,776, respectively.

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For the Nine Months Ended May 31, 2016 as compared to the Nine Months Ended May 31, 2015

Revenues

We are still an early stage company and have not generated any revenues.

Operating Expenses

We incurred total operating expenses of $118,553 and $1,776 for the nine months ended May 31, 2016 and 2015, respectively. For the three months ended May 31, 2016, $60,000 of these expenses were for software development costs to a related party. The remainder of general and administrative expenses are primarily for professional fees associated with public company reporting expenses.

Net Loss

During the nine months ended May 31, 2016 and 2015, we incurred a net loss of $118,588 and $1,776, respectively. We incurred a loss of $35 on foreign currency transactions during the nine months ended May 31, 2016, compared to $0 during the nine months ended May 31, 2015.

Liquidity and Capital Resources

As of May 31, 2016, the Company had a working capital deficit of $18,081, an accumulated deficit of $132,135 and had not earned any revenues to cover its operating costs. The Company intends to fund future operations through loans from shareholders and potential equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to realize its business plan is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through loans from shareholders and potential equity offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash Flows from Operating Activities

During the nine months ended May 31, 2016 and 2015, the Company used cash in operating activities of $99,479 and $1,776, respectively. The cash used in operating activities during the nine months ended May 31, 2016 and 2015, was primarily related to the Company’s net loss of $118,588 and $1,776, respectively.

Cash Flows from Financing Activities

During the nine months ended May 31, 2016 and 2015, the Company had cash provided by financing activities of $98,000 and $1,850, respectively. The cash provided by financing activities during the nine months ended May 31, 2016 and 2015 was primarily related to proceeds from the issuance of notes payable - related parties.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements as of May 31, 2016, and through the date of this filing.

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Inflation

We do not believe that inflation has had a material effect on our results of operations.

Critical Accounting Policies and Estimates

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered or goods are provided.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names, ages, positions and dates of appointment of our directors and executive officers.

Name	Age	Position	Date Appointed

Bess Audrey Lipschutz	57	Chief Executive Officer, Secretary and Director	April 4, 2014

Shlomit Chaya Frommer	47	Chief Financial Officer, Chief Operating Officer and Director.	April 4, 2014

Ajay Movalia	36	Director	August 1, 2016

The business background and descriptions of the appointed directors and officers are as follows:

Bess Audrey Lipschutz, age 57, Chief Executive Officer, Secretary and Director

Betsy, as COO of Perry Systems since 1992, has led software development teams and managed all the large scale network systems and platforms needed to design, program and integrate information technology (IT) with digital media and marketing to create and market client software and software based products. Previous to that she was President and Founder of Corporate Know-How, a New York based company established in 1988. Corporate Know-How designed training facilities and custom course-ware to transition to PC technology and software and offered IT network integration to large and medium sized companies in the New York tristate area. Betsy was directly responsible for managing over 200 people ranging from project managers to engineers, UI designers, testers and support personnel.

Shlomit Chaya Frommer, age 47, Chief Financial Officer, Chief Operating Officer and Director

Shlomit has extensive experience in Human Resources running an HR department for over 15 years. She is very personable and able to manage a team. Shlomit also has many years of being on the inside of a not-for-profit organization run by her parents. Having this unique experience makes her the perfect blend of manager with understanding of our target market. Shlomit is working as the director of HR for Perry Systems, Inc. since 2002. She was responsible for dealing with dozens of employees, thousands of candidates and hundreds of interviews. Shlomit also managed all relationships with all employee benefit providers, banks, insurance companies, phone companies and other vendors. Her vast experience in managing the needs of a growing corporation will come in handy as Traqer Corp. grows.

Ajay Movalia, age 36, Director

Ajay has over 13 years of experience in working with the structured life cycle of projects using concepts of data warehousing and client/server technologies.  Mr. Movalia offers to the board vision, analytical and tactical skills.  Since 2009, Mr. Movalia has served as a Senior Partner at OCI Technologies, an Indian based consulting firm.  Mr. Movalia also provides consulting services to investment banks with respect to Banking/Equities Front Office (Sales and Trading) and domain knowledge (CRM, Deals Management, Client Profitability, Revenue Reporting).  He is a strong leader and strategist in data mining and Software as a Service (SaaS) product offerings.

Mr. Movalia has a bachelor degree in Computer Engineering from Sardar Patel University, Gujarat, India.

Our officers devote between 15-20 hours per week to our affairs.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

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Board of Directors and Agreements

Our directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal. Any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his successor is elected and qualified or until his earlier resignation or removal.

Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any officer appointed by the Chairman may be removed at any time by the Board of Directors or the Chairman. Any officer may resign at any time by giving written notice of his resignation to the Chairman or to the Secretary. Any vacancy occurring in any office of Chairman of the Board, President, Vice President, Secretary or Treasurer shall be filled by the Board of Directors. Any vacancy occurring in any other office may be filled by the Chairman.

On August 1, 2016, Ajay Movalia accepted an appointment to serve on the Board of Directors of the Company. In connection with Mr. Movalia’s appointment as a director, the Company and Mr. Movalia entered into a director agreement whereby Mr. Movalia will receive 3,000 shares of common stock of the Company annually for as long as he remains a director of the Company.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has:

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•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
•	been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to our executive officers for all services rendered in all capacities to us in fiscal year 2015 and 2014.  These executive officers are referred to as the “named executive officers” throughout this Registration Statement.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we pay or award to our named executive officers for the fiscal years of 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Bess Audrey Lipschutz, CEO	2015	-	-	-	-	-	-	-	-
Bess Audrey Lipschutz, CEO	2014	-	-	-	-	-	-	-	-

Shlomit Chaya Frommer, CFO	2015	-	-	-	-	-	-	-	-
Shlomit Chaya Frommer, CFO	2014	-	-	-	-	-	-	-	-

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Employment Contracts, Termination of Employment, Change-in-Control Arrangements

The Company has signed employment contracts with Bess Audrey Lipschutz and Shlomit Chaya Frommer, dated August 1, 2016. Pursuant to the employment contract with Ms. Lipschutz, she will continue to be employed as Chief Executive Officer of the Company. The term of the agreement is one year. Ms. Lipschutz will be entitled to a base salary at the annualized rate of $30,000. Ms. Lipschutz may be terminated for “cause” as defined in the agreement, and is subject to confidentiality restrictions. Pursuant to the employment contract with Ms. Frommer, she will continue to be employed as the Chief Financial Officer of the Company. The term of the agreement is one year. Ms. Frommer will be entitled to a base salary at the annualized rate of $20,000. Pursuant to the agreement, Ms. Frommer may be terminated for “cause” as defined in the agreement, and is subject to confidentiality restrictions.

There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, Directors or consultants that would result from the resignation, retirement or any other termination of such Directors, officers or consultants from us. There are no arrangements for Directors, officers, employees or consultants that would result from a change-in-control.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors.

On August 1, 2016, Ajay Movalia accepted an appointment to serve on the Board of Directors of the Company. In connection with Mr. Movalia’s appointment as a director, the Company and Mr. Movalia entered into a director agreement whereby Mr. Movalia will receive 3,000 shares of common stock of the Company annually for as long as he remains a director of the Company.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this annual report with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated:

Name of Beneficial Owner and Address (1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (2)
Bess Audrey Lipschutz, Chief Executive Officer, Director	2,500,000	44.37%

Shlomit Chaya Frommer, Chief Financial Officer, Director	2,500,000	44.37%

Ajay Movalia, Director	0	0%

All executive officers and directors, as a group	5,000,000	88.74%

(1)	Unless otherwise noted, the address of each beneficial owner is c/o Traqer Corp., 910 Sylvan Avenue, Suite 150, Englewood Cliffs, New Jersey, 07632.
(2)

Based on 5,761,500 shares of common stock issued and outstanding as of August 23, 2016. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. No options or warrants are outstanding.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On May 5, 2014, the Company authorized the issuance of 2,500,000 shares to Bess Audrey Lipschutz and 2,500,000 shares to Shlomit Chaya Frommer as founder shares.

In 2014, Perry Systems, Inc. (owned by Bess Lipschutz) advanced the Company $589 to fund operations, to be repaid in full on June 1, 2017. Unpaid principal after the due date accrues interest at a rate of 4% per annum.

In 2015, Perry Systems, Inc. (owned by Bess Lipschutz) advanced the Company $2,800 to fund operations, to be repaid in full on June 1, 2017. Unpaid principal after the due date accrues interest at a rate of 4% per annum.

During the three months ended November 30, 2015, Bess Lipschutz and Shlomit Frommer advanced the Company a total of $6,000 to fund operations. These advances bear no interest and are due on demand.

On December 15, 2015, the Company engaged Front Runner, Ltd., owned by Shlomit Chaya Frommer’s brother-in-law, which specializes in online platforms and mobile applications to complete the back-end and reporting aspects of the SaaS software.

During the nine months ended May 31, 2016, Bess Lipschutz and Shlomit Frommer advanced the Company an additional $98,000 to fund operations. The Company then executed promissory notes for the total $101,389 of advances, of which $3,389 is to be repaid in full on June 1, 2017, $34,900 is to be repaid in full on February 1, 2018, and $63,100 is to be repaid in full on April 1, 2018. No interest will accrue on any of the notes until after the respective maturity dates, at which time any unpaid principal balance will bear an annual interest rate of 3.5% to 4%.

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On June 17, 2016, Bess Lipschutz and Shlomit Frommer loaned the Company an additional $24,000 to fund operations. The Company executed promissory notes for the $24,000 to be repaid in full on December 1, 2018.  No interest will accrue until after the respective maturity dates, at which time any unpaid principal balance will bear an annual interest rate of 3.5%.

On July 27, 2016, Bess Lipschutz and Shlomit Frommer loaned the Company an additional $8,000 to fund operations. The Company executed promissory notes for the $8,000 to be repaid in full on December 1, 2018.  No interest will accrue until after the respective maturity dates, at which time any unpaid principal balance will bear an annual interest rate of 3.5%.

On August 22, 2016, Bess Lipschutz and Shlomit Frommer loaned the Company an additional $13,000 to fund operations. The Company executed promissory notes for the $13,000 to be repaid in full on December 1, 2018.  No interest will accrue until after the respective maturity dates, at which time any unpaid principal balance will bear an annual interest rate of 3.5%.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

All of our filings with the SEC are available to the public at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. State that the public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov).

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is August 31, 2015. We will provide audited financial statements to our stockholders on an annual basis.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements:

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets – As of August 31, 2015 and 2014	F-2

Statements of Operations – For the Period from April 4, 2014 (Inception) to August 31, 2014 and for the Year Ended August 31, 2015	F-3

Statements of Changes In Stockholder’s Deficit – For the Period from April 4, 2014 (Inception) to August 31, 2014 and for the Year Ended August 31, 2015	F-4

Statements of Cash Flows – For the Period from April 4, 2014 (Inception) to August 31, 2014 and for the Year Ended August 31, 2015	F-5

Notes to Financial Statements	F-6

Unaudited Financial Statements:

Balance Sheets as of May 31, 2016 and August 31, 2015	F-10

Statements of Operations For the Three and Nine Months Ended May 31, 2016 and 2015	F-11

Statements of Cash Flows For the Nine Months Ended May 31, 2016 and 2015	F-12

Notes to the Financial Statements	F-13

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Traqer Corp.

Englewood Cliffs, New Jersey

We have audited the accompanying balance sheets of Traqer Corp. (the “Company”) as of August 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year ended August 31, 2015 and for the period from April 4, 2014 (inception) to August 31, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Traqer Corp. as of August 31, 2015 and 2014, and the results of its operations and its cash flows for the year ended August 31, 2015 and for the period from April 4, 2014 (inception) to August 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Traqer Corp. will continue as a going concern. As discussed in Note 2 to the financial statements, Traqer Corp. has suffered recurring losses from operations and has not yet generated any revenue from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com
Houston, Texas

October 21, 2015

F-1

TRAQER CORP.

BALANCE SHEETS

	August 31,	August 31,
	2015	2014

ASSETS

CURRENT ASSETS
Cash	$2,757	$-

TOTAL CURRENT ASSETS	2,757	-

TOTAL ASSETS	$2,757	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$250	$5,000
Advances from related party	3,389	589

TOTAL CURRENT LIABILITIES	3,639	5,589

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 5,761,500 and 5,000,000 shares issued and outstanding, respectively	5,762	5,000
Additional paid-in capital	6,903	-
Accumulated deficit	(13,547)	(10,589)
TOTAL STOCKHOLDERS' DEFICIT	(882)	(5,589)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,757	$-

See accompanying notes to financial statements.

F-2

TRAQER CORP.

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED AUGUST 31, 2015 AND

THE PERIOD FROM APRIL 4, 2014 (INCEPTION) TO AUGUST 31, 2014

		For the Period From
	For the	April 4, 2014
	Year Ended	(Inception) to
	August 31, 2015	August 31, 2014

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative	135	5,000
Professional fees	3,000	5,589
Total operating expenses	3,135	10,589

NET LOSS FROM OPERATIONS	(3,135)	(10,589)

Gain on foreign currency transactions	177	-

NET LOSS	$(2,958)	$(10,589)

Net loss per common share - basic and diluted	$(0.00)	$(0.01)

Weighted average number of common shares outstanding - basic and diluted	5,280,360	1,630,137

See accompanying notes to financial statements.

F-3

TRAQER CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEAR ENDED AUGUST 31, 2015 AND

THE PERIOD FROM APRIL 4, 2014 (INCEPTION) TO AUGUST 31, 2014

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Deficit

Balance, April 4, 2014 (Inception)	-	$-	-	$-	$-	$-	$-

Common stock issued for services	-	-	5,000,000	5,000	-	-	5,000

Net loss	-	-	-	-	-	(10,589)	(10,589)

Balance, August 31, 2014	-	-	5,000,000	5,000	-	(10,589)	(5,589)

Capital contribution	-	-	-	-	50	-	50

Common stock issued for cash	-	-	761,500	762	6,853	-	7,615

Net loss	-	-	-	-	-	(2,958)	(2,958)

Balance, August 31, 2015	-	$-	5,761,500	$5,762	$6,903	$(13,547)	$(882)

See accompanying notes to financial statements.

F-4

TRAQER CORP.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED AUGUST 31, 2015 AND

THE PERIOD FROM APRIL 4, 2014 (INCEPTION) TO AUGUST 31, 2014

		For the Period From
	For the Year	April 4, 2014
	Ended	(Inception) to
	August 31, 2015	August 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,958)	$(10,589)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	-	5,000
Changes in operating assets and liabilities:
Accounts payable	(4,750)	5,000
Net cash used in operating activities	(7,708)	(589)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from related party	2,800	589
Capital contribution	50	-
Proceeds from sale of common stock	7,615	-
Net cash provided by financing activities	10,465	589

NET INCREASE IN CASH	2,757	-

CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$2,757	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

See accompanying notes to financial statements.

F-5

TRAQER CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

Traqer Corp. (the “Company”) was originally organized in the State of Nevada on April 4, 2014. The Company is a start up company that provides volunteer management software to non-for-profit organizations and companies that support and sponsor volunteering activities for their work force. The intent is to provide a Software As a Service (“SAAS”) application that supports mobile devices and tables and makes the activity tracking and communication with the volunteers easy and efficient.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

NOTE 2 – GOING CONCERN

As of August 31, 2015, the Company had an accumulated deficit of $13,547, and used cash for operations of $7,708 for the year ended August 31, 2015. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management plans to obtain additional funding and implement its strategic plan to allow the opportunity for the Company to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

F-6

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered or goods are provided.

Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. There are no dilutive securities issued for the periods presented in the accompanying financial statements.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Foreign Currency

The Company has determined that the functional currency of the company is U.S. Dollars. Foreign currency transaction gains and losses are included in the statement of operations as other income (expense).

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

F-7

Subsequent Events

The Company has evaluated all transactions from August 31, 2015 through the financial statement issuance date for subsequent event disclosure consideration.

NOTE 4 – RELATED PARTY TRANSACTIONS

In 2014, Perry Systems, Inc. (owned by Bess Lipschutz) advanced the Company $589 to fund operations, to be repaid in full on June 1, 2017. Unpaid principal after the due date accrues interest at a rate of 4% per annum.

In 2015, Perry Systems, Inc. (owned by Bess Lipschutz) advanced the Company $2,800 to fund operations, to be repaid in full on June 1, 2017. Unpaid principal after the due date accrues interest at a rate of 4% per annum.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, both at par value $0.001 per share.

In 2014, Bess Lipschutz contributed capital to the Company of $50 to fund operations.

In May 2014, the Company issued 5,000,000 shares of common stock valued at $0.001 per share to the Company’s founders for services with a total value of $5,000 recorded as stock-based compensation.

During the year ended August 31, 2015 the Company completed the private placement of 761,500 shares of common stock valued at $0.01 per share for total proceed of $7,615.

NOTE 6 – INCOME TAXES

As of August 31, 2015 the Company had net operating loss carry forwards of approximately $13,547 that may be available to reduce future years’ taxable income through 2035. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

F-8

TRAQER CORP.

INTERIM FINANCIAL STATEMENTS

For the Three and Nine Months Ended May 31, 2016

(Unaudited)

F-9

TRAQER CORP.

BALANCE SHEETS

(Unaudited)

	May 31,	August 31,
	2016	2015

ASSETS

CURRENT ASSETS
Cash	$1,278	$2,757

TOTAL ASSETS	$1,278	$2,757

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$19,359	$250
Due to related parties	-	3,389

TOTAL CURRENT LIABILITIES	19,359	3,639

Notes payable - related parties	101,389	-

TOTAL LIABILITIES	120,748	3,639

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 5,761,500 shares issued and outstanding	5,762	5,762
Additional paid-in capital	6,903	6,903
Accumulated deficit	(132,135)	(13,547)
TOTAL STOCKHOLDERS' DEFICIT	(119,470)	(882)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,278	$2,757

See accompanying notes to financial statements.

F-10

TRAQER CORP.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	May 31, 2016	May 31, 2015	May 31, 2016	May 31, 2015

REVENUE	$-	$-	$-	$-

OPERATING EXPENSES
Software development – related party	30,000	-	60,000	-
General and administrative	634	26	1,402	26
Professional fees	30,334	1,750	57,151	1,750
Total operating expenses	60,968	1,776	118,553	1,776

NET LOSS FROM OPERATIONS	(60,968)	(1,776)	(118,553)	(1,776)

Loss on foreign currency transactions	-	-	(35)	-

NET LOSS	$(60,968)	$(1,776)	$(118,588)	$(1,776)

Net loss per common share - basic and diluted	$(0.01)	$(0.00)	$(0.02)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	5,761,500	5,000,000	5,761,500	5,000,000

See accompanying notes to financial statements.

F-11

TRAQER CORP.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	May 31, 2016	May 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(118,588)	$(1,776)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	19,109	-
Net cash used in operating activities	(99,479)	(1,776)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of notes payable - related parties	98,000	1,800
Capital contribution	-	50
Net cash provided by financing activities	98,000	1,850

NET INCREASE (DECREASE) IN CASH	(1,479)	74

CASH AT BEGINNING OF PERIOD	2,757	-

CASH AT END OF PERIOD	$1,278	$74

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITES:
Conversion of amounts due to related parties to notes payable - related parties	$3,389	$-

See accompanying notes to financial statements.

F-12

TRAQER CORP.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

Traqer Corp. (the “Company”) was originally organized in the State of Nevada on April 4, 2014. The Company is a startup company that provides volunteer management software to non-for-profit organizations and companies that support and sponsor volunteering activities for their work force. The intent is to provide a Software As a Service (“SAAS”) application that supports mobile devices and tables and makes the activity tracking and communication with the volunteers easy and efficient.

Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's latest Form S-1 filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the unaudited interim financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the year ended August 31, 2015, as reported in the Form S-1, have been omitted.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

NOTE 2 – GOING CONCERN

The Company had an accumulated deficit of $132,135 as of May 31, 2016, and cash used in operations of $99,479 for the nine months ended May 31, 2016. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization and product development. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management plans to obtain additional funding and implement its strategic plan to allow the opportunity for the Company to continue as a going concern, but there is not guarantee the Company will be successful.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company has provided a discussion of significant accounting policies, estimates and judgments in its audited financial statements for the year ended August 31, 2015 and notes thereto contained in the Company's latest Form S-1 filed with the SEC. There have been no changes to the Company’s significant accounting policies since August 31, 2015.

F-13

NOTE 4 – RELATED PARTY TRANSACTIONS

On December 15, 2015, the Company engaged Front Runner, Ltd., a related party, which specializes in online platforms and mobile applications to complete the back-end and reporting aspects of the SaaS software. This is technology needed to finalize the software and we expect the process to be complete within twelve months. The Company will pay Front Runner, Ltd. total project fees of $120,000.  An initial non-refundable deposit of $10,000 was due to be paid upon execution of the agreement and was included in accounts payable and accrued liabilities – related party as of February 29, 2016, $10,000 to be paid upon the execution of each of the ten milestones, with the remaining $10,000 balance to be paid upon final sign-off. The Company will be required to raise additional sources of capital to meet its contractual commitments under the agreement.

As of August 31, 2015, Perry Systems, Inc. (owned by Bess Lipschutz) had advanced the Company $3,389 to fund operations, to be repaid in full on June 1, 2017. No interest will accrue until after the maturity date, at which time any unpaid principal balance will bear an annual interest rate of 4%.

During the nine months ended May 31, 2016, Bess Lipschutz and Shlomit Frommer advanced the Company an additional $98,000 to fund operations. The Company then executed promissory notes for the total $101,389 of advances, of which $3,389 is to be repaid in full on June 1, 2017, $34,900 is to be repaid in full on February 1, 2018, and $63,100 is to be repaid in full on April 1, 2018. No interest will accrue on any of the notes until after the respective maturity dates, at which time any unpaid principal balance will bear an annual interest rate of 3.5% to 4%.

NOTE 5 – SUBSEQUENT EVENTS

On June 17, 2016, Bess Lipschutz and Shlomit Frommer loaned the Company an additional $24,000 to fund operations. The Company executed promissory notes for the $24,000 to be repaid in full on December 1, 2018.  No interest will accrue until after the respective maturity dates, at which time any unpaid principal balance will bear an annual interest rate of 3.5%.

On July 27, 2016, Bess Lipschutz and Shlomit Frommer loaned the Company an additional $8,000 to fund operations. The Company executed promissory notes for the $8,000 to be repaid in full on December 1, 2018.  No interest will accrue until after the respective maturity dates, at which time any unpaid principal balance will bear an annual interest rate of 3.5%.

On August 22, 2016, Bess Lipschutz and Shlomit Frommer loaned the Company an additional $13,000 to fund operations. The Company executed promissory notes for the $13,000 to be repaid in full on December 1, 2018.  No interest will accrue until after the respective maturity dates, at which time any unpaid principal balance will bear an annual interest rate of 3.5%.

F-14

TRAQER CORP.

761,500 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is August ___, 2016

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$0.77

Transfer agent fees*	1,500
Accounting fees and expenses	3,500
Legal fees and expense*	35,000
Blue Sky fees and expenses	-
Miscellaneous	-
Total	$40,000.77

*Estimated

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

(a)        The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a Director or officer of the Company or is or was serving at the request of the Company as a director, officer or fiduciary of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. The right to indemnification conferred in this Bylaw shall be a contract right. Except as provided in paragraph (c) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify a person in connection with a proceeding initiated by such person or a claim made by such person against the Company only if such proceeding or claim was authorized in the specific case by the Board of Directors of the Company.

(b)         Subject to applicable law, the Company shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that if and to the extent required by law the payment of expenses incurred by any person covered hereunder in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the affected person to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Bylaw or otherwise.

39

(c)          If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Bylaw is not paid in full within thirty days, or such other period as might be provided pursuant to contract, after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim or may seek whatever other remedy might be provided pursuant to contract. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. If successful in whole or in part, claimant shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. Neither the failure of the Company (including its Directors, independent legal counsel or shareowners) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Nevada, nor an actual determination by the Company (including its Directors, independent legal counsel or shareowners) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d)         Any determination regarding whether indemnification of any person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of Nevada shall be made in accordance with the applicable provisions of Nevada law.

(e)         The Company may, but shall not be required to, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person.

(f)         The rights conferred on any person by this Bylaw shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareowners or disinterested Directors or otherwise.

(g)         Any repeal or modification of the foregoing provisions of this Bylaw shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to or at the time of such repeal or modification for which indemnification or advancement of expenses is sought.

(h)         The Company’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on April 4, 2014. In connection with incorporation, we issued 5,000,000 shares of common stock to our founders. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Act for this transaction.

During the year ended August 31, 2015, the Company sold through private offering pursuant to Regulation D Rule 506 and Regulation S a total of 761,500 shares of common stock to 31 investors, at a price per share of $0.01 for an aggregate offering price of $7,615.

40

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description
3.1	Articles of Incorporation (1)

3.2	By-Laws (1)

5.1	Opinion of Lucosky Brookman LLP regarding the legality of the securities being registered (8)

10.1	Loan Agreement between Company and Perry Systems, Inc. (2)

10.2	Application Development Agreement with Front Runner LTD, dated December 15, 2015 (3)

10.3	Loan Agreement with Bess Audrey Lipschutz, dated February 1, 2016 (4)

10.4	Loan Agreement with Shlomit Chaya Frommer, dated February 1, 2016 (4)

10.5	Loan Agreement with Bess Audrey Lipschutz, dated March 15, 2016 (5)

10.6	Loan Agreement with Shlomit Chaya Frommer, dated March 15, 2016 (5)

10.7	Loan Agreement with Bess Audrey Lipschutz, dated June 17, 2016. (6)

10.8	Loan Agreement with Shlomit Chaya Frommer, dated June 17, 2016. (6)

10.9	Director Agreement with Ajay Movalia, dated August 1, 2016. (7)

10.10	Employment Agreement with Bess Audrey Lipschutz, dated August 1, 2016. (7)

10.11	Employment Agreement with Shlomit Chaya Frommer, dated August 1, 2016. (7)

10.12	Loan Agreement with Bess Audrey Lipschutz, dated July 27, 2016 (8)

10.13	Loan Agreement with Shlomit Chaya Frommer, dated July 27, 2016 (8)

10.14	Loan Agreement with Bess Audrey Lipschutz, dated August 22, 2016 (8)

10.15	Loan Agreement with Shlomit Chaya Frommer, dated August 22, 2016 (8)

23.1	Consent of GBH CPAs, PC (8)

23.2	Consent of Lucosky Brookman LLP (filed as Exhibit 5.1)

99.1	Oral Agreement Summary (3)

(1)	Filed with the Securities and Exchange Commission on October 21, 2015 as an exhibit to the Company’s registration statement on Form S-1, which exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission on January 4, 2016 as an exhibit to the Company’s registration statement on Form S-1/A, which exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission on February 22, 2016 as an exhibit to the Company’s registration statement on Form S-1/A, which exhibit is incorporated herein by reference.

(4)	Filed with the Securities and Exchange Commission on March 8, 2016 as an exhibit to the Company’s registration statement on Form S-1/A, which exhibit is incorporated herein by reference.

(5)	Filed with the Securities and Exchange Commission on March 17, 2016 as an exhibit to the Company’s registration statement on Form S-1/A, which exhibit is incorporated herein by reference.

41

(6)	Filed with the Securities and Exchange Commission on July 8, 2016 as an exhibit to the Company’s Form 10-Q, which exhibit is incorporated herein by reference.

(7)	Filed with the Securities and Exchange Commission on August 4, 2016 as an exhibit to the Company’s Form 8-K, which exhibit is incorporated herein by reference.

(8)	Filed herewith.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 25th day of August, 2016.

TRAQER CORP.

By:	/s/ Bess Audrey Lipschutz
Bess Audrey Lipschutz,
Chief Executive Officer, Director

By:	/s/ Shlomit Chaya Frommer
Shlomit Chaya Frommer
Chief Financial Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bess Audrey Lipschutz	Chief Executive Officer, (Principal Executive Officer) Director	August 25, 2016
Bess Audrey Lipschutz

/s/ Shlomit Chaya Frommer	Chief Financial Officer, (Principal Financial and Accounting Officer), Director	August 25, 2016
Shlomit Chaya Frommer

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